Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Brown & Brown, Inc. Employee Savings Plan of our report dated June 24, 2016, with respect to the financial statements and supplemental schedule of the Brown & Brown, Inc. Employee Savings Plan and Trust included in the Annual Report (Form 11-K) of the Brown & Brown, Inc. Employee Savings Plan and Trust for the year ended December 31, 2015.

Hancock Askew & Co., LLP

/s/ Hancock Askew & Co., LLP

Norcross, Georgia
November 18, 2016